UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2014
NGA HoldCo, LLC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52734 (Commission File Number)	20-8349236 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 150 The Woodlands, TX 77380 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-559-7400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On September 19, 2014, Eldorado Resorts, Inc., a Nevada corporation formerly known as Eclair Holdings Company (the “Issuer”), announced that MTR Gaming Group, Inc. (“MTR”) and Eldorado HoldCo LLC (“HoldCo”) combined their businesses through two simultaneous mergers (the “Mergers”) that were consummated pursuant to an Agreement and Plan of Merger, dated as of September 9, 2013, as amended on November 18, 2013, February 13, 2014 and May 13, 2014, by and among MTR, HoldCo, the Issuer and certain affiliates of the Issuer and HoldCo (the “Merger Agreement”). In accordance with the Merger Agreement, upon consummation of the Mergers, a 17.0359% interest in HoldCo owned by NGA HoldCo LLC (the “Company”) indirectly through its wholly owned subsidiary, Acquisition Co, LLC, was exchanged for 3,978,573 shares of the Issuer’s common stock, $0.00001 par value, representing approximately 8.6% of such shares issued and outstanding upon consummation of the Mergers. Timothy T. Janszen, the Company’s Operating Manager was, prior to the consummation of the Mergers, a manager of HoldCo, which became a wholly owned subsidiary of the Issuer upon consummation of the Mergers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: September 30, 2014	By:	/s/ Timothy T. Janszen
Timothy T. Janszen, Operating Manager